PROSPECTUS SUPPLEMENT                        This Prospectus Supplement, filed
FOR THE PERIOD ENDING                        pursuant to Rule 424(b)(3),
FEBRUARY 28, 1999 TO                         relates to Registration Statement
PROSPECTUS DATED                             33-71502-01 and the Prospectus
NOVEMBER 19, 1993                            dated Novemeber 19,1993

                       SECURITIES AND EXCHANGE COMMISSION

                             450 Fifth Street, N.W.
                            Washington, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):  March 15, 1999


                          DISCOVER CARD MASTER TRUST I
                          ----------------------------
             (Exact name of registrant as specified in its charter)




Delaware                        0-23108                     Not Applicable
--------                        -------                     --------------
(State of                       (Commission                 (IRS Employer
organization)                   File Number)                Identification No.)


c/o Greenwood Trust Company
12 Read's Way
New Castle, Delaware                                   19720
(Address of principal executive offices)             (Zip Code)
-----------------------------------------------------------------
Registrant's telephone number, including area code: (302) 323-7184


                                 Not Applicable
                  --------------------------------------------
                 (Former address, if changed since last report)

            Page 1 of 153
                         Index to Exhibits is on page 8

Item 5.  Other Events

A)   Series 1993-1:
On March 15, 1999 the Registrant made available the Monthly Certificateholders' Statement for the February 1999 Due Period with respect to Series 1993-1, which is attached as Exhibit 20(a) hereto.

B)   Series 1993-2:
On March 15, 1999 the Registrant made available the Monthly Certificateholders' Statement for the February 1999 Due Period with respect to Series 1993-2, which is attached as Exhibit 20(b) hereto.

C)   Series 1993-3:
On March 15, 1999 the Registrant made available the Monthly Certificateholders' Statement for the February 1999 Due Period with respect to Series 1993-3, which is attached as Exhibit 20(c) hereto.

D)   Series 1994-2:
On March 15, 1999 the Registrant made available the Monthly Certificateholders' Statement for the February 1999 Due Period with respect to Series 1994-2, which is attached as Exhibit 20(d) hereto.

E)   Series 1994-3:
On March 15, 1999 the Registrant made available the Monthly Certificateholders' Statement for the February 1999 Due Period with respect to Series 1994-3, which is attached as Exhibit 20(e) hereto.

F)   Series 1994-A:
On March 15, 1999 the Registrant made available the Monthly Certificateholders' Statement for the February 1999 Due Period with respect to Series 1994-A, which is attached as Exhibit 20(f) hereto.

G)   Series 1995-1:
On March 15, 1999 the Registrant made available the Monthly Certificateholders' Statement for the February 1999 Due Period with respect to Series 1995-1, which is attached as Exhibit 20(g) hereto.

H)   Series 1995-2:
On March 15, 1999 the Registrant made available the Monthly Certificateholders' Statement for the February 1999 Due Period with respect to Series 1995-2, which is attached as Exhibit 20(h) hereto.

I)   Series 1995-3:
On March 15, 1999 the Registrant made available the Monthly Certificateholders' Statement for the February 1999 Due Period with respect to Series 1995-3, which is attached as Exhibit 20(i) hereto.

J)   Series 1996-1:
On March 15, 1999 the Registrant made available the Monthly Certificateholders' Statement for the February 1999 Due Period with respect to Series 1996-1, which is attached as Exhibit 20(j) hereto.

K)   Series 1996-2:
On March 15, 1999 the Registrant made available the Monthly Certificateholders' Statement for the February 1999 Due Period with respect to Series 1996-2, which is attached as Exhibit 20(k) hereto.

L)   Series 1996-3:
On March 15, 1999 the Registrant made available the Monthly Certificateholders' Statement for the February 1999 Due Period with respect to Series 1996-3, which is attached as Exhibit 20(l) hereto.

M)   Series 1996-4:
On March 15, 1999 the Registrant made available the Monthly Certificateholders Statement for the February 1999 Due Period with respect to Series 1996-4, which is attached as Exhibit 20(m) hereto.

N)   Series 1997-1:
On March 15, 1999 the Registrant made available the Monthly Certificateholders Statement for the February 1999 Due Period with respect to Series 1997-1, which is attached as Exhibit 20(n) hereto.

O)   Series 1997-2:
On March 15, 1999 the Registrant made available the Monthly Certificateholders Statement for the February 1999 Due Period with respect to Series 1997-2, which is attached as Exhibit 20(o) hereto.

P)   Series 1997-3:
On March 15, 1999 the Registrant made available the Monthly Certificateholders Statement for the February 1999 Due Period with respect to Series 1997-3, which is attached as Exhibit 20(p) hereto.

Q)   Series 1997-4:
On March 15, 1999 the Registrant made available the Monthly Certificateholders Statement for the February 1999 Due Period with respect to Series 1997-4, which is attached as Exhibit 20(q) hereto.

R)   Series 1998-1:
On March 15, 1999 the Registrant made available the Monthly Certificateholders Statement for the February 1999 Due Period with respect to Series 1998-1, which is attached as Exhibit 20(r) hereto.

S)   Series 1998-2:
On March 15, 1999 the Registrant made available the Monthly Certificateholders Statement for the February 1999 Due Period with respect to Series 1998-2, which is attached as Exhibit 20(s) hereto.

T)   Series 1998-3:
On March 15, 1999 the Registrant made available the Monthly Certificateholders Statement for the February 1999 Due Period with respect to Series 1998-3, which is attached as Exhibit 20(t) hereto.

U)   Series 1998-4:
On March 15, 1999 the Registrant made available the Monthly Certificateholders Statement for the February 1999 Due Period with respect to Series 1998-4, which is attached as Exhibit 20(u) hereto.

V)   Series 1998-6:
On March 15, 1999 the Registrant made available the Monthly Certificateholders Statement for the February 1999 Due Period with respect to Series 1998-6, which is attached as Exhibit 20(v) hereto.

W)   Series 1998-7:
On March 15, 1999 the Registrant made available the Monthly Certificateholders Statement for the February 1999 Due Period with respect to Series 1998-7, which is attached as Exhibit 20(w) hereto.

X)   Series 1999-1:
On March 15, 1999 the Registrant made available the Monthly Certificateholders Statement for the February 1999 Due Period with respect to Series 1999-1, which is attached as Exhibit 20(x) hereto.

Item 7.  Financial Statements and Exhibits
(c) Exhibits

Exhibit No.               Description
----------                -----------
20(a)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1999, for Series
                          1993-1.

20(b)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1999, for Series
                          1993-2.

20(c)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1999, for Series
                          1993-3.

20(d)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1999, for Series
                          1994-2.

20(e)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1999, for Series
                          1994-3.

20(f)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1999, for Series
                          1994-A.

20(g)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1999, for Series
                          1995-1.

20(h)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1999, for Series
                          1995-2.

20(i)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1999, for Series
                          1995-3.

20(j)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1999, for Series
                          1996-1.

20(k)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1999, for Series
                          1996-2.

20(l)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1999, for Series
                          1996-3.

20(m)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1999, for Series
                          1996-4.

20(n)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1999, for Series
                          1997-1.

20(o)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1999, for Series
                          1997-2.

20(p)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1999, for Series
                          1997-3.

20(q)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1999, for Series
                          1997-4.

20(r)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1999, for Series
                          1998-1.

20(s)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1999, for Series
                          1998-2.

20(t)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1999, for Series
                          1998-3.

20(u)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1999, for Series
                          1998-4.

20(v)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1999, for Series
                          1998-6.

20(w)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1999, for Series
                          1998-7.

20(x)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1999, for Series
                          1999-1.

                                   SIGNATURES

    Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                          DISCOVER CARD MASTER TRUST I
                                  (Registrant)

                              By: GREENWOOD TRUST COMPANY
                                  as originator of the Trust



                              By:     John J. Coane
                                  -----------------------
                                  John J. Coane
                                  Vice President, Chief Accounting
                                  Officer and Treasurer


Date: March 15, 1999

                                 EXHIBIT INDEX

Exhibit No.               Description
----------                -----------
20(a)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1999, for Series
                          1993-1.

20(b)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1999, for Series
                          1993-2.

20(c)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1999, for Series
                          1993-3.

20(d)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1999, for Series
                          1994-2.

20(e)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1999, for Series
                          1994-3.

20(f)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1999, for Series
                          1994-A.

20(g)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1999, for Series
                          1995-1.

20(h)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1999, for Series
                          1995-2.

20(i)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1999, for Series
                          1995-3.

20(j)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1999, for Series
                          1996-1.

20(k)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1999, for Series
                          1996-2.

20(l)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1999, for Series
                          1996-3.

20(m)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1999, for
                          Series 1996-4.

20(n)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1999, for Series
                          1997-1.

20(o)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1999, for Series
                          1997-2.

20(p)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1999, for Series
                          1997-3.

20(q)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1999, for Series
                          1997-4.

20(r)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1999, for Series
                          1998-1.

20(s)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1999, for Series
                          1998-2.

20(t)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1999, for Series
                          1998-3.

20(u)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1999, for Series
                          1998-4.

20(v)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1999, for Series
                          1998-6.

20(w)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1999, for Series
                          1998-7.

20(x)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1999, for Series
                          1999-1.